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                                                             Exhibit 10.18

                              SEPARATION AGREEMENT

      This Separation Agreement ("Agreement") is made and entered into by and between Kevin H. Jensen ("Employee") and Swift Transportation Co. Inc., its subsidiaries, related companies, business affiliates and the directors, officers, employees, agents, and successors of such entities (the "Company").

      1. Employee agrees to voluntarily terminate his employment with the Company effective on June 24, 2005. Twelve (12) business days after receiving a fully executed original of this Agreement from Employee (i) the Company will pay Employee (by U.S. Mail) a check in the gross amount of $140,843 ($65,843 of which is reimbursement of expenses incurred by Employee for which Employee has provided receipts) less applicable withholdings and (ii) the Company will forgive the Employee's indebtedness to the Company in the amount of $231,915 the full amount of which will be recognized as taxable income to Employee; provided that Employee has not revoked this Agreement as provided in Paragraph 4(G), below. Employee agrees that the foregoing constitutes the entire amount of monetary consideration provided to Employee under this Agreement.

      2. Employee represents that he has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, employees, or representatives with any state, federal, or local agency or court and that Employee will not do so at any time hereafter and that if any agency or court assumes jurisdiction of any complaint, claim, or action against the Company or its affiliated companies or any of their officers, agents, directors, employees, or representatives on behalf of Employee, Employee will direct that agency or court to withdraw from or dismiss with prejudice the matter as to any claim made by Employee or on Employee's behalf.

      3. Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, grievances, actions, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") which Employee at any time heretofore had or claimed to have or which Employee may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Employee's employment with the Company or the termination therefrom or otherwise. All such claims (including related attorneys' fees and costs) are forever barred by this Agreement regardless of whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, discrimination or harassment of any kind; any other claim or cause of action; and regardless of the forum in which it might be brought.

      4. Employee hereby represents and agrees he:

            A.    has reviewed all aspects of this Agreement;

            B. has carefully read and fully understands all the provisions of this Agreement;
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            C.    understands that in agreeing to this document he is releasing the Company from any and all claims he may have against the Company;

            D. knowingly and voluntarily agrees to all the terms set forth in this Agreement;

            E. was advised and hereby is advised in writing to consider the terms of this Agreement and that he may consult with an attorney of his choice prior to executing this Agreement;

            F. has a full twenty-one (21) days from the date of termination to consider whether he will execute this Agreement;

            G. has a full seven (7) days following the execution of this Agreement to revoke the Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired; and

            H. understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C.Section 621, et seq.) that may arise after the date of this Agreement is executed are not waived.

      5. Employee further represents and agrees that he does not rely and has not relied upon any representation or statement made by Company other than those specifically stated in this written Agreement.

      6. Employee agrees that he will not seek employment with the Company in the future and that the Company is entitled to reject without cause any application for employment with the Company made by Employee.

      7. Employee agrees to keep the terms and amount of this Agreement completely confidential and Employee will not disclose any information concerning this Agreement to anyone other than his family or advisors, provided that he may make such disclosures as required by law or necessary for legitimate law enforcement or compliance purposes.

      8. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

      9. This Agreement shall not be construed as an admission by the Company of any liability or wrongdoing whatsoever.

      10. Employee agrees to comply with the terms of the Company's Securities Trading Policy in all respects, including in connection with his possible exercise and sale of vested stock options. Employee acknowledges that a "Blackout Period" currently covers Employee, which period will not be cleared until, at the earliest, two (2) full

                                       2
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trading days after the Company publicly releases earnings for the second quarter. The Company currently expects to release second quarter earnings on July 18, 2005.

      11. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties. The parties agree that this Agreement is entered into under applicable state law and it shall be construed and governed under the laws of the State of Arizona. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

      12. Any dispute arising under this Agreement shall be determined by final and binding arbitration under AAA Employment Dispute Resolution Rules. The arbitrator shall be selected by mutual agreement of the parties. If the parties are unable to agree on an arbitrator within ten (10) days, the Arbitrator shall be chosen pursuant to American Arbitration Association's Employment Dispute Resolution Rules. All parties waive all rights to proceed in court or other forum.

      13. Employee warrants that he has returned to the Company all Company property, including computers, telephones, pagers and all proprietary information, including, but not limited to, memoranda, books, papers, letters, formulae, computer data, disks, manuals, price information, order forms, client lists, customer pricing, contract terms, supplier lists, and other data (and all copies thereof or therefrom) in any way relating to the Company's business and affairs. Employee further agrees to keep confidential for a period of five (5) years from the date of this Agreement all trade secrets, proprietary information, and other confidential information of the Company that is not publicly available.

      14. This Agreement consists of three (3) pages.

EMPLOYEE                                   COMPANY

                                           By:
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                                           Title:
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